Exhibit 10.3

amendment NO. 1 to the TAX RECEIVABLE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Tax Receivable Agreement, dated as of August 9, 2021 (the “Tax Receivable Agreement”), by and among Weber Inc., a Delaware corporation (the “PubCo”), Weber HoldCo, LLC, a Delaware limited liability company (and a continuation of the Weber-Stephen Products, LLC partnership for U.S. federal income tax purposes) (“OpCo”), BDT WSP Holdings, LLC, a Delaware limited liability company (“Holdings”), and the other parties identified thereto (each, excluding PubCo, a “TRA Party” and together the “TRA Parties”), is made and entered into by the Requisite Parties (as defined below) on December 11, 2022. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Tax Receivable Agreement.

WHEREAS, PubCo and the TRA Parties entered into the Tax Receivable Agreement as of August 9, 2021;

WHEREAS, concurrently herewith, PubCo has entered into an Agreement and Plan of Merger, dated as of the date hereof, by and among PubCo, Ribeye Parent, LLC and Ribeye Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub shall merge with and into PubCo;

WHEREAS, pursuant to Section 7.6(b) of the Tax Receivable Agreement, (a) the Tax Receivable Agreement may be amended or modified by a written instrument signed by each of PubCo and the TRA Parties who would be entitled to receive at least a majority of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if PubCo had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to the Tax Receivable Agreement since the date of such most recent Exchange) (the “Requisite Parties”) and (b) PubCo, Holdings and Byron D. Trott are the Requisite Parties as of the date hereof; and

WHEREAS, the Requisite Parties wish to amend and modify the Tax Receivable Agreement as set forth herein.

NOW, THEREFORE, the Requisite Parties agree as follows:

1.	Amendment. The following is hereby added to Article IV of the Tax Receivables Agreement as a new Section 4.4 of the Tax Receivables Agreement:

“Notwithstanding the foregoing or anything else to the contrary in this Agreement (including the first proviso in the first sentence of Section 4.1(a)), this Agreement shall automatically terminate in full without any payment (including any Tax Benefit Payment under Section 3.1 or any Early Termination Payment under Section 4.1) to or from any party hereto, upon the consummation of the merger of Ribeye Merger Sub, Inc. (“Merger Sub”) with and into PubCo (the “Merger”) pursuant to that certain

Agreement and Plan of Merger, dated as of December 11, 2022, by and among PubCo, Merger Sub and Ribeye Parent, LLC, as may be amended from time to time pursuant to its terms (the “Merger Agreement”). Notwithstanding anything in this Agreement to the contrary, neither the execution of the Merger Agreement nor the consummation of the Merger shall constitute a Change of Control and no payment (including any Tax Benefit Payment under Section 3.01 or any Early Termination Payment under Section 4.01) to or from any party hereto shall be made as a result thereof.”

2.	Effect of Amendment. Upon the execution and delivery of this Amendment by the Requisite Parties, this Amendment shall become effective as of the date hereof pursuant to Section 7.6(b) of the Tax Receivable Agreement, and binding upon and enforceable against the other TRA Parties. This Amendment shall not constitute an amendment or modification of any other provision of the Tax Receivable Agreement not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Tax Receivable Agreement shall remain unchanged and in full force and effect. References in the Tax Receivable Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Tax Receivable Agreement as amended hereby, and references to the date of the Tax Receivable Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Tax Receivable Agreement, shall continue to refer to August 9, 2021.

3.	Miscellaneous. The provisions of Sections 7.1 (Notices), 7.2 (Counterparts), 7.3 (Entire Agreement; No Third Party Beneficiaries), 7.4 (Governing Law), 7.5 (Severability), 7.6 (Successors; Assignment; Amendments; Waivers), 7.7 (Titles and Subtitles), 7.8 (Resolution of Disputes) and 7.12 (Confidentiality) of the Tax Receivable Agreement are incorporated herein by reference, mutatis mutandis, and shall be binding upon PubCo and the TRA Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first written above.

WEBER inc.

/s/ Alan Matula
Name:	Alan Matula
Title:	Interim Chief Executive Officer

[Signature Page to Amendment to TRA]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first written above.

BDT WSP HOLDINGS, LLC,

By: BDT Capital Partners, LLC, its managing member

By:	/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: Partner and General Counsel

[Signature Page to Amendment to TRA]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first written above.

BYRON D. TROTT

By:	/s/ Byron D. Trott
Name: Byron D. Trott

[Signature Page to Amendment to TRA]